EXHIBIT 10.2(c)



January 8, 1997



Venture Stores, Inc.
2001 East Terra Lane
O'Fallon, Missouri 63366-0110

Re:  Second Amendment to Loan and Security Agreement
     (this "Second Amendment")


Ladies/Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement, as amended prior to the date hereof (the "Agreement"), dated as of June 28, 1996 and executed by and among Venture Stores, Inc. (the "Borrower"), the financial institutions party thereto (collectively, the "Lenders") and BankAmerica Business Credit, Inc., as agent for the Lenders (in such capacity as agent, the "Agent"). Certain capitalized terms used herein and not otherwise defined shall have the meanings attributed to them in the Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Agent, the Lenders and the Borrower hereby agree as follows:

1.   The definition of "Maximum Revolver Amount" appearing in
     Section 1.1 of the Agreement is hereby amended by adding the phrase "; and" immediately following "clause (iv)" appearing therein, and by adding a new "clause (v)" immediately following such new phrase which new "clause(v)" shall read in its entirety as follows:

          (v) an inventory reserve in the amount of $20,000,000 (the "Inventory Reserve"), which Inventory Reserve shall continue until both of the following events shall have occurred: (A) the Agent and the Lenders shall have received and reviewed an inventory appraisal satisfactory in form and substance to the Agent, and pursuant to the terms of this Agreement the Agent shall have made any corresponding adjustments to the Borrowing Base relating to such inventory appraisal, and (B) an amendment to this Agreement (the terms of which are to be negotiated), satisfactory in form and substance to the Borrower, the Agent and the Lenders, shall have been executed and delivered by the Borrower, the Agent and the Lenders and shall have become effective in accordance with its terms, which amendment is anticipated, among other things, to reset the financial covenants contained herein for the fiscal year ending on or about January 31, 1998, to establish a negative cash flow reserve, and to provide for the elimination or adjustment of the Inventory Reserve, and which amendment shall contain such other terms and provisions as may be deemed necessary or desirable by the Lenders.

2. Section 8.21 of the Agreement is hereby amended as follows:

   (a) The minimum ratio "1.0 to 1" appearing therein is hereby deleted INSOFAR AND ONLY INSOFAR as said minimum ratio relates to the period entitled "Three fiscal quarter period ending nearest January 31, 1997", and is hereby replaced with the minimum ratio "0.30 to 1", it being expressly understood and agreed by the parties that the minimum ratio of "1.0 to 1" shall remain applicable to the periods entitled "Four fiscal quarter period ending at each fiscal quarter thereafter"; and

   (b) The following three new sentences are hereby added to the end of said Section 8.21 and made a part thereof:

          In addition, the Borrower will maintain a minimum Fixed Charge Coverage Ratio of 1.0 to 1 for the nine-month fiscal period ending nearest February 28, 1997 provided that such required minimum Fixed Charge Coverage Ratio shall not become effective unless and until the Required Lenders shall have elected, in the exercise of their sole discretion, to require that the Borrower maintain such minimum Fixed Charge Coverage Ratio. The Agent, upon the direction of the Required Lenders, shall notify the Borrower in writing of any such election before March 31, 1997, and upon such notification such minimum Fixed Charge Coverage Ratio requirement shall become effective on March 31, 1997 for such nine-month fiscal period ending nearest February 28, 1997. For purposes of this Section 8.21, and notwithstanding any provision to the contrary contained in Section 10.1(d), any failure of the Borrower to deliver the financial statements for the month ending nearest February 28, 1997 by March 31, 1997 shall be deemed to constitute an immediate Event of Default under this Agreement.

It is expressly understood and agreed by the parties hereto that this Second Amendment only outlines certain, but not all, provisions of a proposed further amendment to the Agreement (as amended by this Second Amendment), shall not constitute a commitment or contract of any kind on the part of the Agent or any Lender for any such amendment, and is not to be construed or relied upon by the Borrower or anyone else as a commitment for any such amendment. This Second Amendment, insofar as it describes such a proposed further amendment to the Agreement, is merely a proposal which is subject to the completion of due diligence and formal approval by each Lender and the satisfactory negotiation of the terms and provisions thereof.

Except to the extent modified herein, the Agreement and the other Loan Documents remain in full force and effect and are each hereby ratified and confirmed. Please evidence your agreement with the terms of this Second Amendment by signing in the space below. This Second Amendment may be executed by one or more of the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall become effective in accordance with its terms upon its execution by the Agent, the Majority Lenders and the Borrower, whereupon each reference to the Agreement in the Agreement and in any and all other Loan Documents shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended by this Second Amendment.

Sincerely,

BANKAMERICA BUSINESS CREDIT, INC.,
as the Agent


By:\s\Gregory Eck
     Name:Gregory Eck
     Title:Vice President

BANKAMERICA BUSINESS CREDIT, INC.,
as a Lender


By:\s\Gregory Eck
     Name:Gregory Eck
     Title:Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender


By:\s\Kevin Y. Caragay
     Name:Kevin Y. Caragay
     Title:Assistant Secretary


CONGRESS FINANCIAL CORPORATION,
as a Lender


By:\s\Thomas C. Lannon
     Name:Thomas C. Lannon
     Title:Vice President

LA SALLE BUSINESS CREDIT, INC.,
as a Lender


By:\s\Jeffrey J. Podwika
     Name:Jeffrey J. Podwika
     Title:Asset Based Lending Officer

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:\s\Timothy S. Van Kirk
     Name:Timothy S. Van Kirk
     Title:Duly Authorized Signatory




ACCEPTED AND AGREED:

VENTURE STORES, INC.


By:\s\Russell Solt
     Name:Russell Solt
     Title:Executive Vice President

Date: January 8, 1997